Exhibit 99.1

Rokk3r Inc. Files Quarterly Report for the First Quarter Ended March 31, 2019

Miami, FL, May 22, 2019 / Globe Newswire / --  Rokk3r Inc. (“Rokk3r”) (OTCQB: ROKK), a global idea-to-exit consulting services company that leverages exponential technologies to generate value, on May 20, 2019 filed with the U.S. Securities and Exchange Commission (“SEC”) its Quarterly Report on Form 10-Q for the first quarter ended March 31, 2019.  The filing can be found at: [https://www.rokk3r.com/sec-filings/].

Recent Highlights and Accomplishments:

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Rokk3r Ops Inc. (“Rokk3r Ops”), a wholly-owned subsidiary of the Company, formed Rokk3r Flamingo Inc., as a subsidiary, to a develop social travel recommendation platform leveraging publicly available geosocial data points that provide consumers with authentic ways to decide where to go and what their best experiences could be.  The Company anticipates the launch of the first version of the platform in the third quarter of 2019.  Rokk3r Flamingo Inc. has raised $500,000 at a $4,500,000 valuation.  Rokk3r has not conducted an independent investigation related to this valuation.

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Rokk3r Ops incorporated B3riblock Inc. as a subsidiary, to develop a blockchain-based document safeguarding, authentication and tracking platform.  The B3riblock platform will offer instant, cost-effective, distributed, and secure proof of ownership, proof of existence, proof of integrity, and proof of receipt for documents, agreements, or other contracts using mathematical algorithms.

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Rokk3r Ops incorporated Rokk3r Ai Inc. (the business will be launched under the name Graphpath) to help enterprises to evolve from collecting data to understanding and using it, through the creation and management of large-scale knowledge graphs. This technology will allow clients to pull data together from disparate locations, define relationships in the data, and generate knowledge from it through machine learning to create solutions that can drive change. Business development activities are underway with target customers that include small-to-medium sized enterprises primarily in Latin America.

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Rokk3r Ops incorporated Ai Venture Builder, Inc. (“Venture Builder”).  We introduced the venture builder concept as a platform to create and launch multiple new ventures within industries such as fintech and insurtech and within new technological innovations such as artificial intelligence or machine learning. The Venture Builder platform will be used to solve problems in a specific industry or geography by leveraging exponential technologies and Rokk3r’s ecosystem.  Currently, we are analyzing trends in artificial intelligence developments to identify business opportunities and new companies to build within the venture builder platform.  AI Venture Builder Inc. has raised $750,000 at a $3,500,000 valuation.  Rokk3r has not conducted an independent investigation related to this valuation.

Nabyl Charania, CEO of Rokk3r said, “We are pleased to report first quarter results that reflect continued business traction.  While still relatively early, we believe our focused activities in the Latin American market have resulted in strong partnerships to pioneer exponential growth businesses and we are optimistic about our pipeline.  We have made relevant investments in talent and resources, and we expect to continue to drive innovation, developing portfolio companies that originate compelling solutions in the marketplace.”

About Rokk3r Inc.
Rokk3r Inc. is a global idea-to-exit consulting services company that leverages exponential technologies to generate value.  Rokk3r provides a suite of services that is a hybrid network of human and machine intelligence systems, seeking to enable early stage startup technology companies and existing businesses to develop new products and businesses in a frictionless, accelerated and comprehensive way.  Rokk3r services are designed to leverage exponential technologies to rapidly accelerate and shape industries. These exponential technologies include artificial intelligence (AI), augmented and virtual reality (AR, VR), blockchain (decentralized ledger technologies), data science, digital biology and biotech, machine learning, nanotech, robotics and sensors. For more information, go to www.rokk3r.com

Forward-Looking Statements
This press release contains statements and information within the meaning of applicable securities laws, including statements regarding the plans, intentions, beliefs and current expectations of Rokk3r with respect to future business activities. Forward-looking statements are often identified by the words "may," "would," "could," "should," "will," "intend," "plan," "anticipate," "believe," "estimate," "expect" or similar expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements may include information regarding revenue growth, subsidiary changes, investment portfolio matters, the ability of Rokk3r to successfully achieve its business objectives, plans for expansion of Rokk3r, expectations for other economic, business, and/or competitive factors, and expectations for future financial performance. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. In evaluating these statements, you should specifically consider various factors, uncertainties and risks that could affect our future results or operations. These factors, uncertainties and risks may cause our actual results to differ materially from any forward-looking statement set forth in the reports we file with or furnish to the SEC. You should carefully consider these risk and uncertainties described and other information contained in the reports we file with or furnish to the SEC before making any investment decision with respect to our securities. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations:
Vivian Cervantes
PCG Advisory, Inc.
646-863-6274
vivian@pcgadvisory.com